IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION


---------------------------------------------:
                                             :
In re:                                       :
                                             :
ICH Corporation, SWL Holding                 :    Chapter 11
Corporation, Care Financial Corporation      :
and Facilities Management Installation, Inc.,:    Jointly Administered
                                             :    Case No.  395-36351-RCM-11
                      Debtors.               :
                                             :
---------------------------------------------:

                     ORDER APPROVING AMENDMENT TO CORPORATE
                      CHARTER TO CONFORM TO CONFIRMED PLAN
                    OF REORGANIZATION AND CONFIRMATION ORDER

     The Court having considered the Motion of Reorganized ICH Corporation ("ICH") for an Order Approving Amendment to Corporate Charter to Conform to Confirmed Plan of Reorganization and Confirmation Order (the "Motion"), and it appearing that the proposed modification to the ICH corporate charter is necessary to conform to the terms of the plan of reorganization previously confirmed by the Court in these cases, and it appearing further that there is good cause to grant the relief requested in the Motion, and it appearing further that good and sufficient notice of the Motion has been provided and that no other or further notice need be given, now therefore it is

     ORDERED that the Motion is granted, and it is further

     ORDERED that the corporate charter of ICH be amended forthwith to provide that the corporation shall have a board of directors consisting of between four
(4) and
nine (9) members, and that such amended charter shall be filed with the Court and with the Delaware Secretary of State as soon as practicable after the entry of this Order.

Dated January 15, 1998


                                  /s/ Robert C. McGuire
                              ------------------------------
                              UNITED STATES BANKRUPTCY JUDGE

Submitted by (after entry return copy to):

John A. Bicks
Pryor, Cashman, Sherman & Flynn
410 Park Avenue
New York, NY  10022
(212) 421-4100

Attorneys for Reorganized ICH Corporation

                                       2